Exhibit 14


                 CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS

In my role as a finance manager of Tetragenex Pharmaceuticals I recognize that financial managers hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that stakeholders' interests are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which financial managers are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to the company, the public and other stakeholders.

I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3. I provide full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the SEC or viewed by other parties.

4. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

5.     I  act  in  good  faith,  responsibly,  with  due  care,  competence  and
       diligence,   without  misrepresenting   material  facts  or  allowing  my
       independent judgment to be subordinated.

6. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

7. I share knowledge and maintain skills important and relevant to my constituents' needs.

8. I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

9. I achieve responsible use of and control over all assets and resources employed or entrusted to me.



-----------------------------------------          -----------------------------
(Signature)                                        (Date)


*As recommended by Financial Executives International.
Copied to the company's CFO and/or Audit Committee as a best practice.

                      CODE OF ETHICAL CONDUCT FOR MANAGERS

In my role as a finance manager of Innapharma, Inc., I recognize that financial managers hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that stakeholders' interests are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which financial managers are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to the company, the public and other stakeholders.

I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3. I provide full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the SEC or viewed by other parties.

4. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

5.     I  act  in  good  faith,  responsibly,  with  due  care,  competence  and
       diligence,   without  misrepresenting   material  facts  or  allowing  my
       independent judgment to be subordinated.

6. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

7. I share knowledge and maintain skills important and relevant to my constituents' needs.

8. I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

9. I achieve responsible use of and control over all assets and resources employed or entrusted to me.



-----------------------------------------          -----------------------------
(Signature)                                        (Date)


*As recommended by Financial Executives International.
Copied to the company's CFO and/or Audit Committee as a best practice.